EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the ___ day of July, 2014 by and among Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A.            The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

B.            The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, up to an aggregate of 1,717,152 shares (the “Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”); and

C.            Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Intellectual Property” means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which has been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means an aggregate of $1,030,291.20.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” means the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act since the filing of the 10-K and during the twelve (12) months preceding the date hereof.

“Securities” means the Shares.

“Shares” means the shares of Common Stock to be purchased by the Investors hereunder.

“Subsequent Financing” means from the date hereof until one (1) year after the Closing Date, any financing in which the Company issues equity securities in the Company (other than shares issued for compensation, services or to acquire assets and not primarily for fund raising purposes).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4.1, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Transaction Documents” means this Agreement and the Registration Rights Agreement and documents referenced herein and therein, and the exhibits, appendices, and schedules hereto and thereto.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

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2.            Closing. Unless other arrangements have been made with a particular Investor, upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to the Investor, in trust a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price to the Company by all the Investors. Unless other arrangements have been made with a particular Investor, upon such receipt by the Investor of the certificates, each Investor shall promptly, but no more than one (1) Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the “Closing Date”) the Company receives the aggregate Purchase Price, the certificates evidencing the Shares shall be released to the Investors (the “Closing”). The Closing of the purchase and sale of the Shares shall take place at the offices of Trombly Business Law, PC, or at such other location and on such other date as the Company and the Investors shall mutually agree.

3.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

3.1            Organization, Good Standing and Qualification. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1 hereto. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

3.2            Authorization. The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Securities The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

3.3            Capitalization. The Company has duly and validly authorized capital stock as set forth in the SEC Filings and in the Articles of Incorporation of the Company, as amended and as in effect as of the Closing Date (the “Certificate of Incorporation”). All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as set forth in Schedule 3.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth in Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is in negotiations for the issuance of any equity securities of any kind as of the date of this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth in Schedule 3.3, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

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Except as set forth on Schedule 3.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

3.4            Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

3.5            Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt (a) the issuance and sale of the Securities, and (b) any provision of the Certificate of Incorporation or the Company’s Bylaws, as in effect as of the Closing Date (the “Bylaws”), that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

3.6            Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s SEC Filings. The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

3.7            Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for general working capital needs.

3.8            No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Filings, there has not been:

(a)            any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s 10-K, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)            any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

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(c)            any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(d)            any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(e)            any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries, taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)            any change or amendment to the Certificate of Incorporation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)            any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h)            any material transaction entered into by the Company or any Subsidiary other than in the ordinary course of business;

(i)            the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j)            the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k)            any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.9            SEC Filings.

(a)            At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)            Each registration statement and any amendment thereto filed by the Company since January 2012 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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3.10            No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under the Certificate of Incorporation or the Bylaws (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (a)(ii) and (b) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.11            Tax Matters. The Company has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

3.12            Title to Properties. The Company has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 3.15 hereof) owned by it, in each case, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or planned as of the date of this agreement to be made thereof by them unless failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or planned as of the date of this agreement to be made thereof by them.

3.13            Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

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3.14            Labor Matters.

(a)            The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)            (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)            The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

3.15            Intellectual Property. The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company as conducted as of the date of this agreement and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as set forth in Schedule 3.15 (a) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (b) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or claiming that the use of any Intellectual Property by the Company in its businesses as conducted as of the date of this agreement infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (c) to the Company’s Knowledge, the use by the Company of any Intellectual Property by the Company in its businesses as conducted as of the date of this agreement does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

3.16            Environmental Matters. To the Company’s Knowledge, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

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3.17            Litigation. There are no pending actions, suits or proceedings against or affecting the Company or any of its properties except as described in Schedule 3.17; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except any such proceeding, which if resolved adversely to the Company, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

3.18            Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

3.19            Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company.

3.20            Brokers and Finders. No Person, including, without limitation, any Investor or any current holder of shares of Common Stock, will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. Except as a result of any agreements or arrangements made by an Investor or its representatives or Affiliates, to the Company’s knowledge, Investors shall have no obligation with respect to any such fees or commissions of a type contemplated in this Section 3.20 that may be due in connection with the transactions contemplated by this Agreement.

3.21            No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.22            No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4 hereof, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, which are or will be integrated with this offering of the Securities hereunder in a manner that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

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3.23            Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

3.24            Bad Actor Disqualification.

(a)            No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(b)            Other Covered Persons. The Company is not aware of any person that (i) has been or will be paid (directly or indirectly) remuneration for solicitation of an Investor in connection with the sale of the Securities and (ii) who is subject to a Disqualification Event.

(c)            Notice of Disqualification Events. The Company will notify the Investors in writing of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, prior to any Closing of this Offering.

3.25            Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has, on behalf of the Company or in connection with its businesses, (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books and records of the Company, or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.26            Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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3.27            Internal Controls. Except as disclosed in the SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to the Company as of the date of this agreement. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act while it continues to report under the 1934 Act.

3.28            Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.29            Restriction on Future Capital Raising. The Company may not issue any Common Stock or Common Stock Equivalents within one year following the execution of this Agreement (including Common Stock Equivalents that are not exercisable or convertible until after this one year restrictive period). Notwithstanding the foregoing, the Company may raise up to $500,000 through the sale of securities within the next six months, and up to $1 million (inclusive of the initial $500,000) within one year following the execution date of these Transaction Documents. No such permitted future capital raising shall be issued at a purchase price less than the Purchase Price per share or include a variable rate component (including a reset provision). These limitations also apply to the issuance of securities for the purpose of acquiring assets, an entity such as a corporate or partnership or in stock swap or issuance for purposes of being acquired unless there is unanimous approval from the Board of Directors of the Company. Any exercise of warrants or options outstanding on the date this Agreement is signed (provided none of the terms of such warrants or options are amended after the date of the execution of this Agreement) shall not count against these limitations. Furthermore, equity issues for compensation purposes (which are not primarily for fund raising purposes) will not count against these limitations. Any of the foregoing can be modified only by the unanimous approval from the Board of Directors of the Company.

3.30            Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investors' ownership of the Securities.

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3.31            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents unless the Investor has agreed verbally or in writing to receive such information in which case this sentence does not apply. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

3.32            Shell Company Status. The Company is not as of the date of this agreement, and never has been, an issuer identified in Rule 144(i)(1) under the 1933 Act.

3.33            Each of the Investors acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3. Each of the Investors further acknowledges and agrees that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information received by any such Investor which constitutes or may be deemed to constitute a projection, estimate or other forecast and certain business plan information, except that such information was prepared in good faith and based upon assumptions that the Company believes to have been reasonable at the time such information, if any, was provided to the applicable Investor.

4.            Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

4.1            Organization and Existence. If such Investor is not a natural person, such investor is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

4.2            Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

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4.3            Consents. All consents, approvals, orders and authorizations required on the part of such Investor in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.

4.4            Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other Persons regarding the distribution of such Securities in violation of the 1933 Act or any applicable state securities law without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

4.5            Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.6            Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.7            Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

4.8            Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)            “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT AND SUCH REGISTRATION STATEMENT REMAINS EFFECTIVE, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COMPANY COUNSEL STATING THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

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(b)            If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

4.9            Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Such Investor was not organized for the specific purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

4.10            No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

4.11            Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.12            Prohibited Transactions. Since such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby through the public announcement of the Transaction, neither such Investor nor any Affiliate of such Investor which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (c) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading has, directly or indirectly, effected or agreed to effect, or will directly or indirectly effect, any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Such Investor acknowledges that the representations, warranties and covenants contained in this Section 4.12 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 4.12.

The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in this Section 4.

5.            Conditions to Closing.

5.1            Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

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(a)            The representations and warranties made by the Company in Section 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)            The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)            The Company shall have executed and delivered the Registration Rights Agreement.

(d)            No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)            The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 5.1.

(f)            The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company or any duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)            The Investors shall have received an opinion from Trombly Business Law, PC, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(h)            No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

5.2            Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)            The representations and warranties made by the Investors in Section 4 hereof, other than the representations and warranties contained in Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

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(b)            The Investors shall have executed and delivered the Registration Rights Agreement.

(c)            The Investors shall have delivered the Purchase Price to the Company.

5.3            Termination of Obligations to Effect Closing; Effects.

(a)            The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)            Upon the mutual written consent of the Company and the Investors;

(ii)            By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)            By an Investor (with respect to itself only) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)            By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to ____________;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)            In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 5.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 5.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

6.            Covenants and Agreements.

6.1            No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

6.2            Insurance. The Company shall maintain appropriate insurance coverage consistent with its business being conducted.

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6.3            Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

6.4            Listing of Underlying Shares and Related Matters. If the Company applies to have its Common Stock or other securities traded on any principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

6.5            Termination of Covenants. The provisions of Sections 6.2 through 6.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) terminates.

6.6            Removal of Legends. Consistent with federal and state securities laws, upon the earlier of (a) the sale or disposition of any Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable securities or (b) any Securities of the Investor becoming eligible to be sold without restriction pursuant to all applicable requirements of Rule 144, upon the written request of such Investor, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing such Securities. The Company or the Company’s transfer agent may require an opinion of counsel prior to such removal of any legend. Such opinion, if not from Company counsel, may be from counsel selected by an Investor reasonably acceptable to the Company, in a form generally acceptable to the Company,

6.7            Board of Directors. Within ten (10) Business Days following the Closing Date, the Company’s Board of Directors shall increase its membership to six Directors, one current director will resign, and the Board will appoint two individuals named by Hershey Strategic Capital, LP as members of the Board of Directors of the Company (individually a “Nominee” and collectively the “Nominees”), one of whom shall be designated the Chairman of the Board, with compensation at the same time and in the same manner as the existing five (5) members of the Board of Directors of the Company for so long as he serves as a director as such compensation may be modified from time to time by the Board of Directors. Such compensation may depend on each Nominee’s membership and participation in Board committees but will be consistent with compensation paid to other members of like Board committees. Furthermore, if the Company lists any of its securities on one or more exchanges, and the Nominees do not meet such exchange’s definition of “independent” as may be established from time to time, the Board may, in its sole discretion, not appoint such Nominees to any committee. If either Nominee resigns from the Board of Directors before the third anniversary of the Closing Date, Hershey Strategic Capital, LP shall have the right to appoint an additional member of the Board of Directors of the Company, provided that funds and accounts managed Hershey Strategic Capital, LP at such time own more than one-half the number of shares purchased by Hershey Strategic Capital, LP in this financing transaction. Such appointment will be subject to Board approval which will not be unreasonably withheld and, consistent with the Company’s Bylaws then in effect. The Nominees appointment will be subject to shareholder approval consistent with the Company’s Bylaws. Furthermore, the Nominees will be obligated, consistent with the requirements for all Company directors, to comply with the Company’s policies including the Company’s Code of Ethics.

6.8            Subsequent Equity Sales.

(a)            The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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(b)            Right to Participate in Future Financings. From the date hereof until one (1) year after the Closing Date, for any Subsequent Financing in which the Company issues equity securities in the Company (other than shares issued for compensation, services or to acquire assets and not primarily for fund raising purposes) each Investor shall have the right to participate in such Subsequent Financing as provided herein. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing. Within two (2) business days after a Pre-Notice is delivered, any interested Investor may request additional information about the terms of the Subsequent Financing (such additional information, a “Subsequent Financing Notice”). The Company shall promptly, but no later than one (1) Business Day after such Investor request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. Each Investor shall notify the Company by 5:00 p.m. (New York City time) no later than the fifth (5th) Business Day after their receipt of the Subsequent Financing Notice of its willingness to participate in the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to completion of mutually acceptable documentation The Investors agreeing to participate in the Subsequent Financing shall have the right to purchase their Pro Rata Portion (as defined below) of the Common Stock or Common Stock Equivalents to be issued in such Subsequent Financing. “Pro Rata Portion” is the ratio of (x) the number of shares of Common Stock acquired pursuant to this Agreement owned at the time of the Subsequent Financing by such Investor and (y) number of shares of Common Stock then outstanding (calculated on a fully diluted basis). (For example, if Investor A bought 1.2M shares in this offering and sold 200,000 shares such that Investor A held 1M shares at the time of the Subsequent Financing and at the time of the Subsequent Financing the Company had 8M shares issued and outstanding plus 1M shares that could be issued on the exercise of options and1M shares that could be issued on the exercise of warrants. In that example, Investor A’s Pro Rata Portion would be 1M divided by the aggregate of 8M plus 1M plus 1M or 10M for a result of 10%.) Notwithstanding the foregoing, this Section 6.8 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement and (c) shares of Common Stock issued to acquire assets (which are not issued primarily for fund raising purposes).

6.9            Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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6.10            Prohibited Transactions. From the date hereof until one (1) year after the Closing Date, no Investor shall enter into any Prohibited Transaction relating to the Common Stock.

7.            Survival and Indemnification.

7.1            Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.

7.2            Indemnification. The Company agrees to indemnify and hold harmless each Investor, its Affiliates and, and each of their directors, officers, shareholders, partners, employees, agents, and any Person who controls Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Investor Parties” and each an “Investor Party”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, actual and reasonable attorney fees and disbursements (subject to Section 7.3 below) and other actual expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of (a) any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents; (b) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representation, warranties or covenants or agreements under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus ( or any amendments or supplements to any Prospectus ), or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company shall not be obligated to indemnify any Investor Party for any Losses finally adjudicated to have been caused solely by an untrue statement of a material fact or an omission to state a material fact made in reliance upon and conformity with information furnished to the Company in writing by or on behalf of such Person expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) and (ii) the foregoing indemnity shall not inure to the benefit of any Investor Party from whom the Person asserting any Losses purchased Securities, if a copy of the Prospectus (as then supplemented) was not sent or given by or on behalf of such Investor Party to such Person, if required by law to have been delivered, at or prior to the written confirmation of the sale of such Securities to such person, and if delivery of the Prospectus (as then supplemented) would have cured the defect giving rise to such Losses, and the Company will reimburse any such Person for all such amounts as they are incurred by such Person.

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7.3            Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company will not be liable to any indemnified party under this Agreement (a) for any settlement by such indemnified party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (b) for any Losses incurred by such indemnified party which a court of competent jurisdiction determines in a final judgment which is not subject to further appeal are solely attributable to (A) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party under this Agreement or in any other Transaction Document or (B) the fraud, gross negligence or willful misconduct of such indemnified party.

8.            Miscellaneous.

8.1            Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Securities by such Investor to such person, provided that (a) the Investor agrees in writing with such transferee or assignee to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment the further disposition of such securities by such transferee or assignee is restricted under the 1933 Act or applicable state securities laws if so required; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence such transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (e) such transfer or assignment shall have been made in accordance with the applicable requirements of this Agreement; and (f) such transfer or assignment shall have been conducted in accordance with all applicable federal and state securities laws. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall agree to and, by virtue of such transaction, have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Stock” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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8.2            Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail in a “.pdf” format data file, which shall be deemed an original.

8.3            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4            Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Precision Optics Corporation, Inc.
22 East Broadway

Gardner, Massachusetts 01440-3338
Attention: Chief Executive Officer
Fax: (978) 630-1487

E-mail: jforkey@poci.com

With a copy to (which shall not constitute notice):

Amy Trombly

Trombly Business Law, PC
1434 Spruce Street, Suite 100

Boulder, CO  80302

Fax: (617) 243-0066

E-mail: amy@tromblybusinesslaw.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

8.5            Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

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8.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors representing at least one-half of the shares issued in this transaction. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.7            Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. . No later than the fourth (4th) trading day following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement and the Company will make such other filings and notices in the manner and time required by the SEC.

8.8           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.9           Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.10           Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.11           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (except to the extent the provisions of the California Corporations Code would be mandatorily applicable to the issuance of the Shares). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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8.12           Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	PRECISION OPTICS CORPORATION, INC.

By:
Name: Joseph N. Forkey Title: President and Chief Executive Officer

[Signature Page for Investor Follows]

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[Signature Page to Securities Purchase Agreement]

Name of Investor:	_________________________

By:______________________
Name:
Title:

Address for Delivery of Certificate to Investor:	_________________________
_________________________
_________________________
Fax: _____________________
Email:_____________________

Address for Notice (if different):	_________________________
_________________________
_________________________
Fax: _____________________
Email:_____________________

Subscription Amount:	$______________

Shares:	_______________

EIN Number:	_______________

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Schedule A

Purchase and Sale of Shares

Name	Number of Shares of Common Stock	Aggregate Purchase Price
[investor name]

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Disclosure Schedules to the Securities Purchase Agreement

Schedule 3.1 – Subsidiaries.

Name	Jurisdiction of Incorporation

Precise Medical, Inc.	Commonwealth of Massachusetts, USA
Wood’s Precision Optics Corporation, Limited	Hong Kong

Schedule 3.15 Intellectual Property

On July 28, 2011, as reported in the Company’s Form 8-K filed with the SEC on August 3, 2011, the Company entered into an asset purchase agreement with Intuitive Surgical Operations, Inc., through which the Company assigned all of the issued and pending patents that the Company held as of the date of the agreement. As part of the agreement the Company retained an exclusive license to directly and indirectly make, use, develop, modify, improve, substitute, iterate, combine, distribute, offer for sale, and sell, import and export products outside the field of medical robotics throughout countries worldwide and a non-exclusive license to directly and indirectly make, use, develop, modify, improve, substitute, iterate, combine, distribute, offer for sale, and sell, import and export products and services for in vitro procedures utilizing genomic and/or proteomic lab-on-a-chip or other similar benchtop diagnoses, both inside and outside the field of medical robotics throughout countries worldwide.

Schedule 3.17 Litigation

On June 10, 2014, a stockholder filed a Form 13D with the SEC. A link to this is below.

http://www.sec.gov/Archives/edgar/data/867840/000104432114000080/precision13dt8.txt

Schedule 4.2 – Capitalization.

The capitalization of the Company, as of June 16, 2014 is set forth below.

Common stock outstanding	4,455,134
Common stock options	409,087
Common stock purchase warrants	2,983,752
Total	7,847,973

Private Placement of 10% Senior Secured Convertible Notes and Warrants on June 25, 2008

On June 25, 2008, the Company entered into a purchase agreement, as amended on December 11, 2008, with institutional and other accredited investors pursuant to which the Company sold a total of $600,000 of 10% Senior Secured Convertible Notes, referred to as the “Notes,” that are convertible into a total of 480,000 shares of common stock at a conversion rate of $1.25. The Company also issued warrants to purchase a total of 316,800 shares of common stock at an exercise price of $1.75 per share, referred to as the “Warrants.” Interest accrued on the Notes at a rate of 10% per year and was payable in cash upon the earlier of conversion or maturity of the Notes. The original maturity of the Notes was June 25, 2010 and the Warrants expire on June 25, 2015, subject to extension. By mutual agreement with the Company, the Investors amended the Notes on several dates to extend the “Stated Maturity Date” of the Notes. The exercise price of the Warrants may be adjusted downward in the event the Company issues shares of common stock or securities convertible into common stock at a price lower than the exercise price of the Warrants at the time of issuance.

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Pursuant to the purchase agreement, the Notes and Warrants were not convertible or exercisable until the Company implemented a 1 for 6 reverse stock split, which required the approval of its stockholders. On November 25, 2008, the Company entered into a Side Letter Agreement in which the investors agreed to change the ratio of the reverse split from 1 for 6 to 1 for 25. On December 11, 2008, the Company effected a 1 for 25 reverse split of our common stock.

Pursuant to a registration rights agreement entered into with the investors on June 25, 2008, the Company agreed to file a registration statement with the SEC by the earlier of (i) two days following the effectiveness of the amendment to implement a reverse stock split and (ii) December 15, 2008, to register the resale of the common stock issuable upon the conversion of the Notes and the exercise of the Warrants. The Company agreed to keep the registration statement effective until the earlier of (i) the date on which all the securities covered by the registration statement, as amended from time to time, have been sold and (ii) the date on which all the securities covered by such registration statement may be sold without restriction pursuant to Rule 144 of the Securities Act of 1933.

On December 15, 2011, the Company repaid Special Situations Fund III QP, L.P. a principal repayment of $275,000 and accrued interest of $95,486, for a total payment of $370,486. On December 15, 2011, the Company repaid Special Situations Private Equity Fund, L.P. a principal repayment of $275,000 and accrued interest of $95,486, for a total payment of $370,486. The Notes held by Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P. have been satisfied in full and the obligations thereunder have been terminated.

On March 31, 2012, the remaining investor, Arnold Schumsky, further amended his remaining Note to extend the “Stated Maturity Date” of the principal to July 31, 2012 and to modify the Note such that all accrued and unpaid interest on the Note up to and including March 31, 2012 shall be due on or before April 13, 2012, on the condition that the Company issue to him a warrant for 5,000 shares of common stock with an exercise price of $1.20 per share and a term of three years. On April 13, 2012, the Company repaid Mr. Schumsky a payment of the accrued interest of $18,819, and such payment included all accrued and unpaid interest on the Note up to and including March 31, 2012. On May 8, 2012, the Company issued Mr. Schumsky the warrant according to the terms described in the amended Note. On July 31, 2012, Mr. Schumsky further amended his remaining Note to extend the “Stated Maturity Date” of the principal to August 31, 2012. On August 31, 2012, Mr. Schumsky further amended his remaining Note to extend the “Stated Maturity Date” of the principal to September 30, 2012.

On September 28, 2012, the Company repaid Mr. Schumsky the outstanding and accrued interest of $2,500 due under his Note and such payment satisfied its obligations in regards to the accrued interest due on the Note in full. On that same date, Mr. Schumsky presented the outstanding principal balance of the Note to the Company and agreed to exchange the $50,000 principal balance of his Note for participation in the Company’s September 2012 financing transaction, and was issued units consisting of 55,555 shares of common stock and 38,889 warrants upon the same terms as the units sold in the September 2012 financing transaction. Accordingly, the Note held by Mr. Schumsky has been satisfied in full and the obligations thereunder have been terminated.

As a result of the issuance of warrants to purchase 100,000 shares of common stock in December 2010 and the September 28, 2012 private placement, certain anti-dilution provisions in the June 25, 2008 Warrants were triggered and the Company was obligated to issue an aggregate of 153,031 additional shares upon the exercise of the Warrants. Additionally, the exercise price of those Warrants was reduced from $1.74 to $1.18. 39,153 of these Warrants expire on June 25, 2015, and the remaining 430,678 Warrants (as discussed below) expire on May 11, 2017.

As the Company’s previous registration statements for the June 25, 2008 transaction became stale, the Company registered the securities in a registration statement that is effective as of the date of this Agreement.

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September 28, 2012 Private Placement

On September 28, 2012, the Company entered into agreements with accredited investors for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. In conjunction with the offering, the Company also entered into a registration rights agreement dated September 28, 2012 with the investors, whereby it was obligated to file a registration statement with the Securities and Exchange Commission to register the resale by the Investors of the 2,777,795 shares of the common stock purchased in the offering, and the 1,944,475 shares of common stock underlying the warrants purchased in the offering.

Under the Registration Rights agreement, the Company also agreed to include a Right to Piggyback Registration any of the Securities still outstanding that are not covered on an effective registration statement if so requested.

A registration statement covering the shares is effective as of the date of this Agreement.

February 2013 Settlement

On February 12, 2013, the Company entered into a settlement agreement with two stockholders, Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P. (along with Special Situations Fund III QP, L.P., “Special Situations”) (the “Settlement Agreement”).

Without agreeing to the alleged damages, the Company entered into the Settlement Agreement with Special Situations in order to resolve the claim without requiring a cash payment or extended distraction of the Company’s resources away from operational activities. Under the terms of the Settlement Agreement, Special Situations agreed to forego their claims for cash damages. In return, the Company agreed to: (a) issue an aggregate of (i) 350,000 shares of common stock, and (ii) warrants to purchase an aggregate of 350,000 shares of common stock, and (b) amend the expiration date of the warrants issued to Special Situations in conjunction with the Company’s June 25, 2008 private placement (the “2008 Warrants”), as payment in full of the alleged damages sought by Special Situations. The expiration date of the 2008 Warrants was amended from June 25, 2015 to May 11, 2017. The new warrants issued in connection with the Settlement Agreement have an exercise price of $1.50 per share, subject to adjustment, expire three years from February 12, 2013, and are exercisable in whole or in part, at any time prior to expiration.

In conjunction with the Settlement Agreement, the Company also entered into a registration rights agreement dated February 12, 2013 with Special Situations, whereby it was obligated to register the resale by Special Situations of the securities, consisting of 350,000 shares of common stock and the 350,000 shares of common stock underlying the warrants issued on February 12, 2013.

Under the Registration Rights agreement, the Company also agreed to include a Right to Piggyback Registration any of the Securities still outstanding that are not covered on an effective registration statement if so requested.

A registration statement covering the shares is effective as of the date of this Agreement.

Variable Rate Securities:

Warrants to Purchase Shares of Common Stock, dated June 25, 2008 (included as Exhibit 4.2 to the Form 8-K filed June 27, 2008). On 2/12/13, the expiration date of these warrants was extended from June 25, 2015 to May 11, 2017.

Warrants to Purchase Shares of Common Stock (included as Exhibit 4.1 to the Form 8-K filed October 2, 2012)

Warrant to Purchase Shares of Common Stock issued to Loewen, Ondaatje, McCutcheon USA LTD, dated September 28, 2012 (included as Exhibit 4.3 to the Form 8-K filed October 2, 2012).

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